Execution Version

THIS SECURED PROMISSORY NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF NOVEMBER 14, 2024, AMONG CCP AGENCY, LLC, LAMVEN LLC, AND THE OTHER PARTIES FROM TIME TO TIME PARTY THERETO, AND EACH HOLDER OF THIS SECURED PROMISSORY NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

SECURED PROMISSORY NOTE

$50,000,000

Dated and effective as of November 14, 2024

FOR VALUE RECEIVED, Surf Air Mobility Inc., a Delaware corporation (the “Company” or “SAM”), hereby promises to pay LamVen LLC (“Lender”), the aggregate principal amount of fifty million Dollars and 00/100 ($50,000,000) (the “Loan”), as the principal amount of the Loan may increase or decrease in accordance with the terms hereof (including without limitation through additional Advances) together with all accrued interest thereon, as provided in this secured promissory note (this “Note”). Lender has agreed to make the Loan to the Company in exchange for certain existing promissory notes of Surf Air Global Limited, a BVI business company (“SAGL”), a subsidiary of the Company, owing to Lender as set forth on Schedule 1, and for other good and valuable consideration. This Note is entered into by the Company and by SAGL and each other subsidiary of the Company signatory hereto (collectively, together with any Additional Guarantor, the “Obligors”). As of the date hereof, the Loan comprises two tranches, consisting of (1) obligations in a principal amount of $41,000,000 (the “Tranche 1 Advances”) and (2) obligations in a principal amount of $9,000,000 (together with any Advances made hereafter in accordance with Section 4 below, the “Tranche 2 Advances”).

1.
Interest.
(a)
Except as otherwise provided herein, the outstanding principal amount from time to time of the Loan made hereunder shall, subject to Section 6, bear interest at the Designated Interest Rate in respect of each Interest Period. Each determination of an interest rate by the Lender shall be conclusive and binding on Company and the Lender in the absence of manifest error. All computations of fees and interest payable under this Note shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. In connection with the use or administration of Term SOFR, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Note Document. Lender will promptly notify Company of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(b)
Interest on the Loan shall be paid on each Interest Payment Date and computed from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.
(c)
Designated Interest Rate for each Interest Period shall be determined as of two (2) Business Days prior to the first calendar day of each calendar month; provided that if such day is not a Business Day, such determination shall be made on the immediate succeeding Business Day. It is understood and agreed that the first Interest Period shall begin on the Closing Date and end on the last day of the same calendar month and shall bear interest at a rate equal to clause (i) of the definition of Designated Interest Rate.
2.
Maturity. The aggregate unpaid principal amount of the balance hereof and all accrued interest thereunder shall be due and payable on the earlier to occur of the following dates: (a) December 31, 2028 (the “Maturity Date”) or (b) the date on which this Note is otherwise accelerated as provided for hereunder.
3.
Payment; Pre-Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as Lender may designate from time to time in writing to the Company. Payment in cash shall be credited first to accrued interest due and payable and any remainder applied to principal. All payments to be made by the Company shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. The Company may (and, as and to the extent set forth in Section 8(b), shall) prepay the Loan in whole or in part at any time or from time to time upon at least three (3) business days written notice to Lender, without penalty or premium, and accompanied by accrued unpaid interest on the principal amount prepaid; provided, that Lender may in its sole discretion apply such prepayment to outstanding Tranche 1 Advances or Tranche 2 Advances.
4.
Additional Advances. The Company may from time to time request, and Lender in its sole and absolute discretion may agree, that Lender make additional advances of cash to the Company (each such advance, an “Advance”; each Advance constituting a Tranche 2 Advance). Each such Advance shall be made in such amount, on such date, and for such purpose as may be requested in writing by the Company and agreed by Lender, and upon the making of such Advance the amount of such Advance shall be added to the principal amount of the Loan and evidenced by this Note, and shall bear interest from and after the date made.
5.
Events of Default. The occurrence of any of the following shall, unless otherwise consented to in writing (which may be in email form) in advance by Lender, constitute an Event of Default:
(a)
the failure to pay any outstanding principal balance hereof in accordance with the terms of this Note; or
(b)
the default under the terms of any other indebtedness of any Obligor or any subsidiary thereof that is outstanding in a principal amount of at least $50,000 in the aggregate, or failure to pay any amounts due under such other indebtedness of such Obligor or such subsidiary;

(c)
the failure to perform or to comply with any other term or obligation contained in this Note;
(d)
with respect to any Obligor or any subsidiary thereof, the commencement of an action (whether voluntary or involuntary) or other proceeding seeking liquidation, reorganization, assignment for the benefit of creditors or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official (an “Insolvency Proceeding”), or the consent to, or the taking of any action with respect to the authorization of, any such relief or the appointment of any such official in any Insolvency Proceeding;
(e)
(i) any payments shall be made (in cash or otherwise) under the Surf Air Mobility Inc. Incentive Bonus Plan or any successor/replacement to such plan, or (ii) any Obligor or subsidiary thereof shall agree to, or (unless expressly agreed pursuant to a binding contractual arrangement prior to the date hereof) pay, directly or indirectly, any incentive compensation in excess of $250,000 in the aggregate for any individual during any calendar year; or
(f)
there occurs any event, transaction, or occurrence as a result of which (1) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as an amended (the “Exchange Act”)), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of SAM or (ii) the Lender, Park Lane Investments LLC or any affiliate thereof, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of SAM, representing thirty-five percent (35%) or more of the combined voting power of SAM’s then outstanding securities in a single transaction or a series of related transactions, or (2) SAM shall cease to own 100% of the outstanding equity interests in SAGL.
6.
Default Rate of Interest. During any period of time that an Event of Default shall have occurred and be continuing, the outstanding principal balance of this Note shall (automatically, without any requirement for the giving of notice) accrue interest at the rate of fifteen and three-quarters percent (15.75%) per annum or at the highest contract rate permitted by law, which shall be paid in cash immediately upon Lender’s demand from time to time.
7.
Rights and Remedies. Upon the occurrence of any Event of Default, the entire outstanding principal balance hereof shall become immediately due and payable (i) in the case of an Event of Default arising from an Insolvency Proceeding, automatically without notice to the Company and (ii) otherwise, upon written notice from Lender to the Company. In addition, Lender shall have all rights and remedies available to it at law or in equity, including the rights and remedies provided in this Note and the other Note Documents, all of which shall be cumulative. If an Event of Default shall have occurred and be continuing, Lender is hereby authorized to set-off against any amounts standing to the credit of, or obligations owed to, the Company or any other Obligor by Lender or any of its Affiliates.
8.
ADDITIONAL PROVISIONS.

(a)
Expenses. The Company shall pay all costs, fees and expenses, including court costs and attorneys’ fees and expenses, incurred by Lender in connection with the preparation, negotiation, execution, delivery and administration, as applicable, of this Note and the other Note Documents or any amendments, modifications or waivers of the provisions hereof or thereof, and in collecting, or attempting to collect, any amount that becomes due hereunder, in seeking legal advice with respect to such collection or an Event of Default, or in attempting to have any stay or injunction against the enforcement or collection of this Note lifted by any court, including a bankruptcy court.
(b)
Equity Issuances. Concurrently with any sale or issuance by the Company of shares of common stock, or any preferred class of stock or any other equity interests, of the Company (excluding any sale of shares through the GEM Equity Purchase Facility or similar share purchase arrangement), the Company shall apply 15% of the total net cash proceeds of such sale to prepay the Loan in accordance with Section 3 of this Note.
(c)
Asset Sale Proceeds. If the Company, any other Obligor, or any subsidiary thereof Disposes of any property or assets (other than any Disposition (x) to an Obligor, or (y) by a subsidiary that is not an Obligor to another subsidiary that is not an Obligor) and any transaction or series of related transactions described in this clause (c) results in the receipt in any fiscal year by the Company, the other Obligors and their subsidiaries of Net Cash Proceeds in excess of $250,000 in the aggregate for such transaction or series of related transaction (any such transaction or series of related transactions resulting in Net Cash Proceeds being a “Relevant Transaction”), the Company shall (1) give written notice to Lender thereof promptly after the date of receipt of such Net Cash Proceeds and (2) prepay an aggregate principal amount of the Loan, in accordance with Section 3 of this Note, in an amount equal to the Net Cash Proceeds received from such Relevant Transaction within fifteen (15) business days of receipt thereof by the Company, the other Obligors or their subsidiaries. Notwithstanding the forgoing, so long as any debt obligations remain outstanding under that certain Credit Agreement, dated as of the date hereof, among the Company, CCP Agency, LLC, as agent, and the lenders parties thereto (the “Comvest Credit Agreement”), any prepayment of such debt obligations pursuant to the mandatory prepayment terms of the Comvest Credit Agreement in respect of a Relevant Transaction (other than a Relevant Transaction consisting of a Disposition of Aircraft Related Assets) shall satisfy the Company’s prepayment obligation under this clause (c) to the extent of the amount of such prepayment actually made (and, for the avoidance of doubt, not declined) under the Comvest Credit Agreement.
9.
WAIVER. THE COMPANY HEREBY WAIVES PRESENTMENT, DEMAND, PROTEST AND NOTICE OF DISHONOR OR NONPAYMENT. THE COMPANY FURTHER WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH MAKER AND LENDER MAY BE PARTIES ARISING OUT OF, OR IN ANY WAY PERTAINING TO, THIS NOTE. THE COMPANY ACKNOWLEDGES AND AGREES THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THE COMPANY HEREBY REPRESENTS AND WARRANTS THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

10.
Successors and Assigns. All rights of Lender shall inure to the benefit of its successors, assigns and legal representatives. All obligations of the Company shall bind its successors, assigns and legal representatives. The Company may not assign its obligations hereunder, or cause or permit the assumption of this Note by any person or entity, without the prior written consent of Lender. Lender may assign all or a part of the Loan, the Obligations, and the other rights and obligations of Lender hereunder without notice to, or consent from, any other party hereto. If an assignment results in more than one person or entity having rights as Lender hereunder, then Company and Lender shall enter into appropriate modifications, as requested by Lender in its reasonable discretion, to this Note to provide for multiple Lenders in respect of collective actions, voting, exercise of remedies and other applicable provisions.
11.
GOVERNING LAW. THIS NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
12.
Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed electronic mail transmission, or five business days after deposit in the United States first class mail, by registered or certified mail, postage prepaid, addressed as set forth below under the Company’s or Lender’s name, as applicable, on the signature page hereto, or at such other address as the Company or Lender may designate by ten (10) business days’ advance written notice to the other party hereto.
13.
Guaranty.
(a)
Each Obligor hereby jointly and severally with the other Obligors guarantees, as a primary obligor and not as a surety to Lender and its permitted successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other debtor relief laws) on this Note from time to time owing to Lender by any Obligor, in each case strictly in accordance with the terms hereof and thereof (such obligations, including any future increases in the amount thereof, being herein collectively called the “Guaranteed Obligations”). The Obligors hereby jointly and severally agree that if the Company or the other Obligor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Obligors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. All payments to be made by any Obligor shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. The guarantee in this Section 13 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.
(b)
The obligations of the Obligors under Section 13 shall constitute a guaranty of payment and to the fullest extent permitted by applicable law, are absolute,

irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Company under this Note, or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Obligor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Obligors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above: (i) at any time or from time to time, without notice to the Obligors, to the extent permitted by law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived; (ii) any of the acts mentioned in any of the provisions of this Note, or any other agreement or instrument referred to herein, shall be done or omitted; (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under this Note or any other agreement or instrument referred to herein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or (iv) the release of any other Obligor pursuant to Section 13.

The Obligors hereby expressly waive (to the fullest extent permitted by law) diligence, presentment, demand of payment, protest and, to the extent permitted by law, all notices whatsoever, and any requirement that Lender exhaust any right, power or remedy or proceed against the Company under this Note or any other agreement or instrument referred to herein, or against any other person under any other guarantee of any of the Guaranteed Obligations. The Obligors waive, to the extent permitted by law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Lender upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between the Company and Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. This Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Lender, and the obligations and liabilities of the Obligors hereunder shall not be conditioned or contingent upon the pursuit by Lender or any other person at any time of any right or remedy against the Company or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Obligors and the successors and assigns thereof, and shall inure to the benefit of Lender and its successors and assigns, notwithstanding that from time to time during the term of this Note there may be no Guaranteed Obligations outstanding.

(c)
The obligations of the Obligors under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company or other Obligor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Each Obligor hereby agrees that until the payment in full in cash and satisfaction in full of all Guaranteed Obligations it shall subordinate any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 13, whether by subrogation, contribution or otherwise, against the Company or any other Obligor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.
(d)
The Obligors jointly and severally agree that, as between the Obligors and the Lender, the obligations of the Company under this Note may be declared to be forthwith due and payable (or become automatically due and payable) as provided therein for purposes of Section 13, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Obligors for purposes of Section 13.
(e)
In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Obligor under Section 13 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Obligor or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the liability under this Guaranty, but before giving effect to any other guarantee) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
14.
Ranking. This Note is subject to the Subordination Agreement, and in case of any conflict between the terms hereof and the terms of the Subordination Agreement, the terms of the Subordination Agreement shall control.
15.
Conversion. At the election of Lender from time to time, on one or more occasions, the outstanding principal amount of this Note (or any portion thereof), together with all accrued but unpaid interest thereon, shall convert into a number of shares of Common Stock, par value $0.0001 of the Company (the “Common Shares”), using a conversion price per Common Share equal to the Minimum Price, as defined in New York Stock Exchange Listed Company Manual Section 312.04(h) (the “Minimum Price”), calculated assuming the date of holder’s election is the date the binding agreement to acquire the shares is signed; provided, however, that the Lender shall not be able to convert this Note if so doing would increase Lender’s beneficial ownership interest in the Company to 10% or more than 10% of the outstanding Common Shares. In the event this Note (or any portion thereof) is transferred to any person who is not subject to New York Stock Exchange Listed Company Manual Section 312.03 (the “Transferee”), at the election of such person from time to time, on one or more occasions, then the outstanding principal amount of such Note (or any portion thereof), together with all accrued but unpaid interest thereon, shall convert into a number of Common Shares, using a conversion price per Common Share equal to the Minimum Price. If the conversion of this Note

(or such portion thereof) would result in the issuance of a fractional Common Share, the Company shall, in lieu of issuance of any fractional unit, pay Lender or Transferee a sum in cash equal to the product resulting from multiplying the then current fair market value of one Common Share by such fraction. In connection with exercising its election to convert this Note, Lender or Transferee shall surrender this Note to the Company (in the case of an exercise in respect of less than all of the outstanding amount of this Note, such surrender shall be made upon receipt of a new Note reflecting the reduced remaining amount, and otherwise having the same terms and conditions as this Note), and deliver to the Company and documentation reasonably required by the Company in order to complete its obligations to deliver Common Shares hereunder.
16.
Additional Guarantors; Further Assurances; Incentive Bonus Plan.
(a)
Each subsidiary of the Company signatory hereto as of the date hereof (each, an “Initial Additional Guarantor”) shall be an Obligor hereunder and bound by the provisions hereof applicable to the Obligors (including, without limitation, Section 13).
(b)
The Company shall ensure that each subsidiary of the Company (i) existing on the date hereof and that is not an Excluded Subsidiary on the date hereof, within 10 days of the date hereof, (ii) acquired or formed after the date hereof or ceasing to be an Excluded Subsidiary after the date hereof, within 10 days of such acquisition or formation or such ceasing to be an Excluded Subsidiary, or (iii) guaranteeing any debt obligations of the Company having an aggregate principal amount in excess of $1,000,000 (for the avoidance of doubt, whether or not such subsidiary is an Excluded Subsidiary), no later than the date such guarantee of such debt obligation becomes effective (or, if later, no later than the date hereof), in each case, shall become party hereto as an Obligor by a joinder agreement in form and substance satisfactory to Lender (such subsidiaries becoming parties hereto, together with the Initial Additional Guarantors, collectively the “Additional Guarantors”), and shall be bound by the provisions hereof applicable to the Obligors (including, without limitation, Section 13). An Additional Guarantor that subsequently becomes an Excluded Subsidiary shall not thereby be released from its obligations hereunder.
(c)
At any time or from time to time upon the request of Lender, the Company shall, and shall cause each other Obligor to, execute and deliver such further documents and do such other acts and things as Lender may reasonably request in writing in order to effect fully the purposes of this Note or the other Note Documents and to provide for payment of the Loan made hereunder, with interest thereon, in accordance with the terms of this Note. In furtherance and not in limitation of the foregoing, each Obligor shall take such actions as Lender may reasonably request from time to time to ensure that the Obligations are guaranteed by the Obligors and are secured by the Collateral. Each Obligor hereby agrees (i) that Lender may from time to time order such additional Uniform Commercial Code, United States Patent and Trademark Office, United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports as Lender deems reasonably necessary or advisable in order to verify and maintain the priority and perfection of its security interest in the Collateral and (ii) to reasonably cooperate in connection therewith.

(d)
The Company shall ensure that no payments shall be made (in cash or otherwise) under the Surf Air Mobility Inc. Incentive Bonus Plan or any successor/replacement to such plan.
17.
Definitions. For purposes of this Note:

“Aircraft Related Assets” means aircraft, aircraft components, engines and related equipment and other assets.

“Applicable Margin” shall mean a rate of interest equal to 5.00% per annum.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 19(b)(iv).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided, that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 19(b)(i).

(a)
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by Lender for the applicable Benchmark Replacement Date:
(b)
the sum of (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or
(c)
the sum of: (i) the alternate benchmark rate that has been selected by Lender and Company giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Note Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Lender and Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(d)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(e)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(f)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Note Document in accordance with Section 19(b), and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 19(b).

“Closing Date” means November 14, 2024.

“Collateral” means, collectively, all of the real, personal and mixed property in which liens are purported to be granted pursuant to the Note Documents as security for the Obligations.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of any breakage costs and other technical, administrative or operational matters) that Lender reasonably decides, after consultation with Company, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as Lender reasonably decides (after consultation with Company) is reasonably necessary in connection with the administration of this Note and the other Note Documents).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Lender in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Lender decides that any such convention is not administratively feasible for Lender, then Lender may establish another convention in its reasonable discretion.

“Designated Interest Rate” means, for any Interest Period, the greater of (i) a rate of nine and three quarters percent (9.75%) per annum or (ii) Term SOFR, plus the Applicable Margin.

“Disposition” or “Dispose” means the sale, transfer, license, sublicense, lease or other disposition of any property by any person or entity (including any sale and leaseback transaction and any issuance of equity interests by a subsidiary of such person or entity), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Company of any of its equity interests to another person or entity.

“Excluded Subsidiary” means any direct or indirect subsidiary of the Company to the extent that such subsidiary is prohibited from providing a guarantee in respect of the Obligations by applicable law, rule or regulation or which would require governmental authorization, unless such governmental authorization has been received.

“Floor” means a rate of interest equal to 1.00% per annum.

“Interest Payment Date” shall mean, with respect to any Loan, (i) prior to the Maturity Date, the last calendar day of each calendar month and (ii) the Maturity Date.

“Interest Period” means the period commencing on the first day of the calendar month and ending on the earlier of (i) last day of the same calendar month and (ii) Maturity Date, provided that, the first Interest Period after the Closing Date, shall begin on the Closing Date and end on the last day of the same calendar month.

“Net Cash Proceeds” means, in respect of any Disposition of any asset or property by the Company, any other Obligor or any subsidiary thereof, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such Disposition (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any purchase money debt or finance lease that is secured by the asset subject to such Disposition and that is required to be repaid in connection with such Disposition, (B) the out-of-pocket expenses incurred by the Company, such Obligor or such subsidiary in connection with such Disposition (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary or reasonable fees actually incurred in connection therewith), (C) taxes paid or reasonably estimated to be payable in connection with such Disposition, (D) any costs associated with unwinding any related hedging contracts in connection with such transaction, (E) any reserve for adjustment in respect of (x) the sale price of the property that is the subject of such Disposition established in accordance with GAAP and (y) any liabilities associated with such property and retained by the Company, such Obligor or such subsidiary after such Disposition, and (F) the pro rata portion of the net cash proceeds of any Disposition by any non-wholly owned subsidiary (calculated without regard to this clause (F)) attributable to minority interests and not available for distribution to or for the account of the Company or a wholly owned subsidiary as a result thereof, and it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or cash equivalents (i) received upon the Disposition of any noncash consideration received by the Company, any other Obligor or any subsidiary thereof in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount, or any offsetting other reserve) of any reserve described in clause (E) above.

“Note Documents” means this Note, the Security Agreement, and any and all other documents, agreements, or instruments that have been or are entered into by the Company or any Obligor, on the one hand, and Lender, on the other hand, in connection with the obligations evidenced by this Note and the other transactions contemplated hereby.

“Obligations” means all loans (including the Advances, the other Tranche 2 Advances and the Tranche 1 Advances), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees, charges, costs, expenses

(including any portion thereof that accrues after the commencement of an Insolvency Proceeding, whether or not allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description incurred and outstanding by the Company, the other Obligors or any of its or their subsidiaries to Lender pursuant to or evidenced by the Note Documents, and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all expenses that the Company or any Obligor is required to pay or reimburse by the Note Documents, by law, or otherwise. Any reference in this Note or in the other Note Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Security Agreement” means that certain Security Agreement, dated as of even date herewith, among the Company and the other grantors party thereto from time to time, and LamVen LLC, Partners for Growth V, L.P. and the other secured parties party thereto from time to time.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Subordination Agreement” means that certain Subordination and Intercreditor Agreement, dated as of November 14, 2024, by and among, CCP Agency, LLC, in its capacity as Tier 1 Agent (as defined therein), Park Lane Investments LLC, in its capacity as Tier 2 Agent (as defined therein), LamVen LLC, in its capacity as Tier 3 Agent (as defined therein), LamVen LLC, in its capacity as Tier 4 Agent (as defined therein) and Partners For Growth V, L.P, as amended, restated, amended and restated, modified or supplemented from time to time.

“Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“U.S. Government Securities Business Day” means any date except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

18.
Counterparts. This Note may be executed in one or more counterparts, including by .pdf or other electronic signature, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
19.
INABILITY TO DETERMINE RATES; TEMPORARY INABILITY.
(a)
Subject to Section 19(b), if, on or prior to the first day of any Interest Period, (i) Lender determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof, or (ii) Lender determines that for any reason that Term SOFR for any requested Interest Period does not adequately and fairly reflect the cost to Lender of making and maintaining such Loan, and Lender has provided notice of such determination to Company. Upon notice thereof by Lender to Company, any obligation of the Lender to make a Loan shall be suspended (to the extent of the affected Loans or affected Interest Periods) until Lender revokes such notice. Upon receipt of such notice, Company may revoke any pending request for a borrowing of Loans (to the extent of the affected Loans or affected Interest Periods).
(b)
Benchmark Replacement Setting.
(i)
Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Note or any other Note Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lender without any amendment to, or further action or consent of any other party to, this Note or any other Note Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(ii)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Note Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Note or any other Note Document.
(iii)
Notices; Standards for Decisions and Determinations. Lender will promptly notify Company of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Lender will notify Company of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 19(b)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Lender pursuant to this Section 19(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Note or any other Note Document, except, in each case, as expressly required pursuant to this Section 19(b)
(iv)
any other Note Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Lender in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (A) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor
(v)
Benchmark Unavailability Period. Upon Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, Company may revoke any pending request for a Loan to be made during any Benchmark Unavailability Period.

[Signature Page Follows]

WITNESS the following signatures as of the day and year first above written.

SURF AIR MOBILITY INC.

By: /s/ Deanna White
Name: Deanna White
Title: Chief Execuitve Officer

SURF AIR GLOBAL LIMITED

By: /s/ Oliver Reeves
Oliver Reeves
Chief Financial Officer

Address: 12111 S. Crenshaw Boulevard
Hawthorne, CA 90250

Email: sudhin@surfair.com

With a copy to:

Address: c/o General Counsel
12111 S. Crenshaw Boulevard
Hawthorne, CA 90250

Email: legalnotices@surfair.com

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

[Signature Page to Secured Promissory Note]

“LENDER”

LAMVEN LLC

By: /s/ Liam Fayed
Liam Fayed
President

Address: 240 Greenwich Avenue, 3rd Floor Greenwich, CT 06830

Email: liamfayed@gmail.com

[Signature Page to Secured Promissory Note]

SCHEDULE 1

Issuer	Issuance Date	Outstanding Principal Amount
Surf Air Global Limited	May 22, 2023	$4,610,000.00
Surf Air Global Limited	January 18, 2023 but effective as of December 14, 2022	1,000,000.00
Surf Air Global Limited	November 12, 2022 but effective as of October 31, 2022	$4,500,000.00
Surf Air Global Limited	June 15, 2023	$39,890,000.00

Schedule 1

SCHEDULE 2

1.
Southern Airways Corporation
2.
Southern Airways Express, LLC
3.
Southern Airways Pacific, LLC
4.
Southern Airways Autos, LLC
5.
Multi-Aero, Inc.
6.
N107KA, Inc.
7.
N208EE, Inc.
8.
N803F, Inc.
9.
Surf Air Global Limited
10.
SURFAIR Holdings US, Inc.
11.
Surf Air Sub 1, Inc.
12.
Surf On Demand Inc.

Schedule 2